EMPLOYMENT AGREEMENT
                              --------------------
THIS  AGREEMENT  date  for  reference  the 15th day  of  January, 1999.
BETWEEN:
SUNCOM  TELECOMMUNICATIONS  INC.,  a  company  duly
incorporated pursuant to the federal laws of Canada
having an office at 120 North LaSalle Street, Suite 1000,
Chicago,  Illinois,  USA,  60602
(the  "Company")
                                                               OF THE FIRST PART
AND:
SHANNON T. SQUYRES, businessman, of 17586 Lebanon
Circle, Irvine in the State of
California,  U.S.A.
(the  "Employee")
                                                              OF THE SECOND PART

WITNESSES  THAT  WHEREAS:
A. The Company is a publicly traded company and is engaged in, inter alia, the business of e-commerce and telecommunications;
B. The Employee has certain skills and expertise required by the Company for its operations;
C. The Company wishes to obtain and the Employee wishes to provide certain services to the Company on the terms and conditions contained herein;
          THEREFORE in consideration of the premises and of the covenants and agreements of the parties hereinafter set forth, the parties hereto covenant and agree each with the other as follows:

1.     EMPLOYMENT,  TERM,  POSITIONS  AND  DUTIES
1.1     Employment  The  Company  hereby  employs  the Employee and the Employee
        ----------
hereby  accepts  employment  upon  the  terms  and  conditions herein set forth.
1.2     Term  Employment  of  the  Employee  by  the  Company shall be effective
        ----
January 15, 1999 and shall continue for a period of twelve (12) months or until such time as this Agreement is terminated as hereinafter set out in Section 1.3 or 4 herein. The term may be extended by the Company upon thirty (30) days written notice to the Employee, on or before December 15, 1999.
1.3     Resignation  Nothing  in this Agreement shall prohibit the Employee from
        -----------
resigning from the Company at any time on one (1) month written notice to the Company, which notice may be waived by the Company in its sole discretion and, upon such resignation taking effect, the Employee's employment shall terminate and neither party hereto shall have any rights or obligations hereunder, except those specifically set out in Section 2.2 hereof.
1.4     Position  The  Employee shall serve as Communications Representative for
        --------
the  Company.
1.5     Duties  The Employee shall carry out such duties as would customarily be
        ------
carried out by a Communications Representative in the e-commerce and telecommunications industry.
1.6     Reporting  The Employee shall report to the President of the Company and
        ---------
take  direction  from  the  President  of  the  Company.
2.     OBLIGATIONS
2.1     Full  Time  and  Efforts  During  the term of his employment pursuant to
        ------------------------
this Agreement, the Employee shall devote his full time and effort and attention to his duties as set out in this Agreement and shall not be engaged, employed or associated with any other business venture without the written consent of the President of the Company.
2.2     Fiduciary  Duty,  Confidentiality  and  Non-Competition  The  Employee
        -------------------------------------------------------
recognizes and understands that in performing the duties and responsibilities of his employment as provided in this Agreement, he will occupy a position of high fiduciary trust and confidence, pursuant to which he will develop and acquire wide experience and knowledge with respect to all aspects of the manner in which the Company's business is conducted. It is the intent and Agreement of the Employee and of the Company that such knowledge and experience shall be used solely and exclusively in furtherance of the business interests of the Company and not in any manner which would be detrimental to it. The Employee agrees that following the termination of his employment for any reason whatsoever, he shall not, without the consent of the Board of Directors of the Company by resolution, engage in any solicitation of the clients, customers or any individuals or firms with respect to which the Company has had dealings (and whether or not any contractual arrangements have been concluded as between the Company and any such individuals or firms) which might benefit any competitor of the Company.

3.     COMPENSATION
3.1     Common  Shares  The  Employee  shall  be  compensated by issuance to the
        --------------
Employee of One Million (1,000,000) common shares (the "Shares") in the capital stock of the Company. The Shares shall be free trading upon registration and shall be registered with the Securities and Exchange Commission by the Company at its expense. The Shares shall vest as to 250,000 shares on each of the following dates ("Vesting Dates"):
(a)     January  15,  1999  -  250,000  shares;
(b)     April  15,  1999  -  250,000  shares;
(c)     July  15,  1999  -  250,000  shares;  and
(d)     October  15,  1999  -  250,000.
The share certificates representing the first 250,000 shares will be delivered by the Company to the Employee upon the execution of this Agreement by the parties. The remaining share certificates shall be delivered on or before each of the Vesting Dates. If this Agreement is terminated for any reason, those shares that have vested in the Employee at the effective date of termination shall be deemed to have been earned by the Employee and no reduction or refund shall take place and no claim for any additional shares, compensation, severance or consideration of any kind may be made by the Employee.
3.2     Number of Shares  The number of shares payable to the Employee hereunder
        ----------------
is subject to adjustment from time to time if the Company is subject to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common shares, in which case the successor corporation (or corporation controlling the successor corporation of the Company, as the case may be) shall by operation of law assume the Company's obligations under this Agreement. As a condition to the consummation of such transaction, the Employee shall arrange for the person or entity obligated to issue securities or deliver cash or other assets to assume, concurrently with the consummation of such transaction, the Employee's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent  as  may  be  practical  to  the  adjustments  provided  herein.
3.3     Expenses  The  Employee  shall  be  responsible  for paying all expenses
        --------
related to his employment with the Company without reimbursement, with the exception of those expenses which, prior to such expenses having being incurred, the President has agreed to reimburse to the Employee. The Employee shall be responsible for supplying his own office at his own expense.
3.4     Vacation  The  Employee  shall be entitled in each calendar year to four
        --------
(4) weeks vacation to be taken at such time or times as the Employee may select and as the President may reasonably approve having regard to the business affairs  and  operations  of  the  Company.
3.5     No Other Compensation  Except as set out in this Agreement, the Employee
        ---------------------
shall  not  be  entitled  to  any  other  compensation  or  benefits.
4.     TERMINATION
4.1     Company's  Right  to  Terminate  Notwithstanding  any other provision in
        -------------------------------
this Agreement, the Company may terminate the employment of the Employee at any time for just cause or because of permanent disability by giving written notice to the Employee of its intention to terminate  this Agreement on the date
specified in such notice. The Company may also terminate the employment of the Employee without cause at any time upon thirty (30) days written notice.
4.2     Definition  Where used herein, "permanent disability" means any physical
        ----------
or mental incapacity, disease or affliction, as determined by a legally qualified medical practitioner selected by the Company and the Employee, acting reasonably, which prevents the Employee to a substantial degree from performing his obligations as Communications Representative.
5.     MISCELLANEOUS
5.1     Modification  and  Waiver  No  provision  of  this  Agreement  shall  be
        -------------------------
modified or amended unless such modification or amendment is authorized by the President and is agreed to in writing, signed by the Employee and by the Company.
5.2     Law  Governing  This  Agreement  shall be subject to and governed by the
        --------------
laws  of  the  State  of  California.
5.3     Arbitration  In  the  event of any dispute arising out of or relating to
        -----------
this Agreement, or the breach thereof, the parties agree to settle any such dispute by arbitration in the County of Orange, California, in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall the right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing party shall be entitled to actual costs and actual legal fees from arbitration or any other civil action. Judgment upon the award rendered therein may be entered in any court having jurisdiction thereof. Jurisdiction for any legal action is stipulated between the parties hereto to lie in the County of Orange, California.
5.4     Invalidity  The  invalidity,  illegality  or  unenforceability  of  any
        ----------
provision hereof, shall not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof.
5.5     Headings  The  headings contained herein are for reference purposes only
        --------
and shall not in any way affect the construction or interpretation of this Agreement.
5.6     Execution  in Counterparts and by Facsimile  This Agreement may executed
        -------------------------------------------
in counterparts in as many copies as may be necessary. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.
          IN WITNESS WHEREOF the parties hereunto have executed this Agreement as of the 15th day of January, 1999.

SUNCOM  TELECOMMUNICATIONS  INC.

Per:  /s/ Dennis Sinclair
     -------------------------
     Authorized  Signatory

SIGNED,  SEALED  and  DELIVERED  by        )
SHANNON T. SQUYRES in the presence of:     )
ROBIN REESE                                )
------------------------------------------ )
Print  Name                                )
2222 Martin #110                           )
------------------------------------------ )  /s/ Shannon T. Squyres
Address                                    )  ----------------------------
Irvine, CA  92780                          )     SHANNON T. SQUYRES
------------------------------------------ )
VP, Administration                         )
------------------------------------------ )
Occupation                                 )